Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2015 with respect to the Potomac Holding LLC balance sheet dated December 31, 2014, included in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-200704) and related Prospectus of NetScout Systems, Inc.

/s/ Ernst & Young LLP

McLean, Virginia

May 13, 2015